UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2014

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported by MagnaChip Semiconductor Corporation (the “Company”) on its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2014, effective as of May 20, 2014, Sang Park retired from the Company and resigned as Chairman of the Board, Director and Chief Executive Officer of the Company, and from all other officer and director positions with the Company and its subsidiaries. Effective July 31, 2014, the Company’s Korean subsidiary, MagnaChip Semiconductor, Ltd. (“MagnaChip Korea”), entered into an employment separation agreement (the “Separation Agreement”) with Sang Park, the Company’s former Chairman and Chief Executive Officer. Pursuant to the terms of the Separation Agreement, Mr. Park resigned his employment with MagnaChip Korea and all affiliates as of July 31, 2014, and Mr. Park will be entitled to receive: (i) severance payments equal to twelve months his current base salary (an aggregate of US$647,220), payable in equal monthly installments, (ii) continuation of housing support and health benefits for twelve months, (iii) accrued tax equalization benefits for amounts earned up to and including the effective date of the Separation Agreement under the terms of Mr. Park’s original service agreement with MagnaChip Korea (excluding all amounts paid or payable under the Separation Agreement), and (iv) acceleration of outstanding and unvested employee stock options held by Mr. Park at the effective date of the Separation Agreement, with all stock options then held by Mr. Park to be exercisable up to twelve months following the effective date of the Separation Agreement. The Separation Agreement also contains an obligation by Mr. Park to cooperate with the Company at the request of the Company’s Board of Directors and its Audit Committee in connection with the management transition, internal review and restatement of its financial statements and as otherwise may be requested by the Company, and provides for hourly consulting payments to Mr. Park for such cooperation services at his then-current hourly rate based on his base salary at the Company as of the effective date of the Separation Agreement or a subsequent employer during the term of the Separation Agreement, subject to an aggregate maximum amount. The Separation Agreement also contains a release of Korean law claims by Mr. Park and a confidentiality agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: August 6, 2014	By:	/s/ Theodore Kim
Theodore Kim
Senior Vice President, General Counsel and Secretary